AMENDMENT AND JOINDER TO LOAN AND SECURITY AGREEMENT

         This Amendment and Joinder to Loan and Security Agreement (the "Amendment") made and entered into as of this 27th day of May, 1999, by and between Perma-Fix Environmental Services, Inc. ("Perma-
Fix"), a Florida corporation, and its direct and indirect
subsidiaries named on the signature pages hereof, jointly and severally (the "Borrowers"; all references to "Borrowers" shall mean each Borrower and all of the Borrowers, individually and collectively, jointly and severally), and CONGRESS FINANCIAL CORPORATION (FLORIDA), a Florida corporation ("Lender").
                          WITNESSETH:
         WHEREAS, Lender and the Borrowers (other than the Additional Borrowers referred to below) entered into a Loan and Security
Agreement dated as of January 15, 1998 (the "Original Loan
Agreement"; the Original Loan Agreement, as the same may
hereafter be amended, including by this Amendment, is hereinafter referred to as the "Loan Agreement"; all capitalized terms used but not defined in this Amendment shall have the respective
meanings set forth in the Original Loan Agreement);
         WHEREAS, Perma-Fix is acquiring all of the issued and outstanding shares of stock of Chem-Met Services, Inc. ("Chem-
Met"), a Michigan corporation, Chemical Conservation of Georgia,
Inc. ("Chem Con-Georgia"), a Georgia corporation, and Chemical Conservation Corporation ("Chem Con"), a Florida corporation (collectively, the "Additional Borrowers");
         WHEREAS, in connection with the foregoing transactions, the Borrowers have requested that Lender consent to such transactions and agree to extend credit to the Additional Borrowers under the
Loan Agreement; and
         WHEREAS, in connection with the foregoing, the Lender has required that certain terms and conditions of the Original Loan Agreement be amended, and the joinder to the Loan Agreement of the Additional Borrowers, as more fully set forth hereinbelow.
         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency whereof is hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and
incorporated herein, and as follows:
I. Amendments to Loan Agreement. As used in this Amendment, all references to sections and headings contained in Section I of this Amendment are to those contained in the Original Loan Agreement.
The Original Loan Agreement is hereby amended, modified and supplemented as follows:
     1. Section 1.  "Definitions" is hereby amended by:
        (a)   adding the following definitions:
          "Additional Borrowers", Chem-Met, Chem Con, and Chem Con-Georgia shall have the meanings set forth in the recitals to the Amendment.
          "Amendment" shall mean the Amendment and Joinder to
          Loan and Security Agreement dated as of May 27, 1999, by
          and between Lender and Borrowers.
          "Certification Invoice" shall mean as to any Account
          arising under a contract with the United States or any subdivision, the invoice therefor containing the certification by the applicable Borrower to the applicable U.S. governmental unit that, inter alia, the services giving rise to such Account have been performed in accordance with the related contract.

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         "Claims Act" shall have the meaning set forth in
         Subsection 1.6(k).
         "Purchased Stock" shall mean all of the issued and outstanding shares of the Additional Borrowers.
         "Seller" shall mean, collectively, the ALS Trust,
         the TPS Trust, TPS and ALS.
         "Subordination Agreement" shall mean that certain Subordination Agreement dated of even date of the Amendment, by and among the Thomas P. Sullivan Living Trust ("TPS Trust"), the Ann L. Sullivan Living Trust ("ALS Trust") and Perma-Fix Environmental Services, Inc. "Subordinated Indebtedness" shall mean the
         Subordinated Debt (as defined in the Subordination
         Agreement).
         "Sullivan Mortgage" shall mean that certain Mortgage dated on or about the date of the Amendment, made by Chem-Met Services, Inc. in favor of the TPS Trust and the ALS Trust.
         "Transaction Documents" shall mean, collectively,
         those certain Stock Purchase Agreements (the "Stock Purchase Agreements"), dated May 27, 1999, the first by and among Perma-Fix, Chem-Met, the TPS Trust, the ALS Trust, Thomas P. Sullivan ("TPS") and Ann L. Sullivan ("ALS"), and the second by and among Perma-Fix, Chem Con, Chem Con-Georgia, the TPS Trust, the ALS Trust, TPS and ALS, all other agreements of transfer as are referred to therein and all side letters with respect thereto and all documents, instruments, and agreements executed or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced; and
       (b) by amending and restating the following definitions in their entireties:
                            *  *  *
              1.11  "Existing Unencumbered Real Property"
              shall mean all Real Property of any Borrower not subject of the Mortgages, including the Real Property described on Composite Exhibit "C" to this Agreement owned by Perma-Fix of Memphis, Inc., and Perma-Fix of Ft. Lauderdale, Inc. and Perma-Fix Treatment Services, Inc. located in Tulsa,
              Oklahoma, respectively, as supplemented by Exhibit "C" to this Amendment with respect to Real Property respectively owned by Chem-Met Services, Inc., Chemical Conservation Corporation, and Chemical Conservation of Georgia, Inc., as indicated on Exhibit "C", but excluding the Real Property located at Latham Street in Memphis, Tennessee owned by Perma-Fix of Memphis, Inc. (the "Latham Street Property"), the real property located in Wayne County, Michigan owned by Chem-Met Services, Inc., but solely to the extent such property is encumbered by the Sullivan Mortgage, and the real property located in Orange County, Florida owned by Chemical Conservation Corporation, but solely, to

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              the extent such properties are encumbered by the
              mortgage by Sun Trust securing the Sun Trust Debt and the Carrier Debt, as replaced by Sun Trust.
                     *  *  *
              1.20  "Maximum Credit " shall mean, on any
              date of determination, the amount of $11,000,000.

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        (c)   by amending and restating part (k) of Section 1.6,
        Eligible Accounts, as follows:
                            *  *  *
              (k) The account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, (i) the Federal Assignment of Claims Act of 1940, as amended (the "Claims Act") or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;
              (ii) on any date of determination by Lender, such Accounts do not exceed twenty percent (20%) of all otherwise Eligible Accounts on such date of determination; and (iii) as to each such Account, the Certification Invoice has been submitted by the applicable Borrower to the applicable governmental unit.
                     *  *  *

      2. Section 2, Credit Facilities is hereby amended as follows:
        (a) Subsection (c) of Section 2.1 Revolving Loans, is hereby amended and restated in its entirety as follows:
              (c)   Except in Lender's discretion, the
              aggregate amount of the Loans outstanding at any
              time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the
              outstanding Loans exceed the amounts available
              under the lending formulas or the Maximum Credit, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.
                     *  *  *
        (b) Section 2.3 Term Loan is hereby amended and restated in its entirety:
         Section 2.3 Term Loan.  On the date of the
         Amendment, Lender is making a Term Loan to Borrowers in the original principal amount of $3,750,000, which constitutes a renewal of the Term Loan originally extended on or about January 15, 1998, of which the principal amount of $1,666,667 is outstanding as of the date of the Amendment, and an increase thereto in the principal amount of $,2,083,333. The Term Loan is: (a) evidenced by a Term Promissory Note in the original principal amount of $3,750,000 (the "Renewal Term Note") duly executed and delivered by Borrowers to Lender concurrently with the Amendment, which Renewal Term Note renews and increases, but does not satisfy, the Obligations evidenced by the Term Promissory Note in the original principal amount of $2,500,000 outstanding as of the date of this Amendment; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Renewal Term Note, and the other Financing Agreements; and (c) secured by all of the Collateral.

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     3. Subsection 3.1(a) of Section 3.1 Interest is amended and restated as follows:
         Borrowers shall pay to Lender interest on the
         outstanding principal amount of the Obligations at the
         rate of one and three-quarters percent (1?%) per annum in excess of the Prime Rate (subject to reduction as provided hereinbelow), except that, at Lender's option,
         without notice, Borrowers shall pay to Lender interest at
         the rate of three and three-quarters percent (3?%) per
         annum in excess of the Prime Rate:  (i) on the
         Obligations for (A)  the period from and after the date
         of termination hereof until such time as Lender has
         received full and final payment of all such Obligations (notwithstanding entry of any judgment against
         Borrowers), and (B) the period from and after the date of
         the occurrence of an Event of Default for so long as such
         Event of Default is continuing as determined by Lender
         and (ii) on the Revolving Loans at any time outstanding
         in excess of the amounts available to Borrowers under
         Section 2 (whether or not such excess(es), arise or are
         made with or without Lender's knowledge or consent and
         whether made before or after an Event of Default);
         provided, however, that if no Event of Default shall have occurred, if "net income/loss applicable to common stock"
         for Borrowers is at least a positive $1,500,000, for
         fiscal year 1999 or, if less in such year, for fiscal
         year 2000, in either case as reflected in Borrowers'
         applicable annual audited financial statements furnished
         to Lender pursuant to Section 9.6 of this Agreement, from
         and after the date of receipt by Lender of such financial statements, this Section 3.1(a) shall be deemed amended in part by substituting above the phrase . . . "one and one-half percent (1 1/2%) in respect of the principal of Revolving Loans and one and three-quarters percent (1?%)
         in respect of the Term Loan" . . . for the phrase . . .
         "one and three-quarters percent (1?%)" . . . . .
     4. Section 3.4 Servicing Fee is amended by substituting
     therein the amount of $2,000 wherever the amount of $1,500 appears, which increased amount shall be effective commencing the next calendar month after the month containing the date of this Amendment.
     5. Section 3.5 Unused Line Fee is amended by (a) substituting the term "Maximum Credit" wherever the amount of $4,500,000 appears and (b) deleting the word "Revolving" from Section 3.5.
     6. (a)   The preamble to Section 5, Grant of Security
     Interest, is hereby amended and restated as follows:
         To secure payment and performance of all
         Obligations, each Borrower hereby grants and regrants, as appropriate, to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby
         assigns to Lender as security, the following property and interests in property of such Borrower, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):
                            *  *  *

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        (b)   The Borrowers agree that Section 5.2 is supplemented
        by the following:
         ..., including, without limitation, all of Perma-
         Fix's right, title and interest in, to, and under, the Transaction Documents, including, without limitation, all of the benefits of any representations and warranties

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         provided by the Seller, and any and all of Perma-Fix's
         rights to indemnification from the Seller or any other person contained therein. Borrowers agree that no provision contained in this Agreement shall impose on Lender any of the obligations or liabilities of Perma-Fix under the Transaction Documents. In addition, Borrowers hereby indemnify Lender and hold it harmless from any and all claims, actions, suits, losses, damages, costs, expenses, fees, obligations and liabilities which may be incurred by or imposed upon Lender by Seller or any other third party by virtue of Lender's lien on Perma-Fix's right, title and interest in, to, and under the Transaction Documents. The foregoing shall survive payment of the Obligations in full and termination of the Agreement. Borrowers further acknowledge and agree that following the occurrence of an Event of Default, Lender shall be entitled, at its option, to enforce any and all Perma-Fix's rights and remedies under the Transaction Documents and/or under applicable law.
     7. Section 8 Representations and Warranties, is hereby supplemented by the following:
                            *  *  *
        8.13  Acquisition of Purchased Stock.

              (a)   The Transaction Documents and the
        transactions contemplated thereunder have been duly executed, delivered and performed in accordance with their terms by the respective parties thereto in all material respects, including the fulfillment (not merely the waiver, except as may be disclosed to Lender and consented to in writing by Lender) of all material conditions precedent set forth therein and giving effect to the terms of the Transaction Documents and the assignments to be executed and delivered by Seller thereunder, Perma-Fix acquired and has good and marketable title to the Purchased Stock, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

              (b)   All actions and proceedings required by
        the Transaction Documents, applicable law or regulation (including, but not limited to, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been taken and the transactions required thereunder have been duly and validly taken and consummated.

             (c)   No court of competent jurisdiction has
        issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the Transaction Documents and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Transaction Documents.


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             (d)   Borrower has delivered, or caused to be
        delivered, to Lender true, correct and complete copies of the Transaction Documents.

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              8.14  Capitalization.

              All of the issued and outstanding shares of capital stock of each of the Additional Borrowers are directly and beneficially owned and held by Perma-Fix and all of such shares have been duly authorized and are fully paid and non-assessable, free and clear of all claims, liens, pledges and encumbrances of any kind, except as disclosed in writing to Lender.

     8.  Section 9.9  Indebtedness is hereby supplemented by the following:
                            *  *  *
         ; and (e) the Subordinated Indebtedness which indebtedness is subject and subordinate in right of payment to the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations; provided, that: (i) the principal amount of indebtedness evidenced by the Notes (as defined in the Subordination Agreement) shall not exceed $4,700,000, less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such agreement or instrument as in effect on the date hereof, nor shall any other Subordinated Indebtedness be increased over the amounts contemplated in the Transaction Documents in effect concurrently with this Amendment (ii) Borrower shall not, directly or indirectly, make any payments in respect of the Subordinated Indebtedness (other than the distribution of common stock permitted under Section II(v) of the Amendment), including, but not limited to, any prepayments or other non-mandatory payments, except that until an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Borrower may make regularly scheduled payments of principal and interest in accordance with the terms of such agreement or instrument as in effect on the date hereof, (iii) Borrower shall not, directly or indirectly,
         (A) amend, modify, alter or change any terms of the Subordinated Indebtedness, including, without limitation, the Sullivan Mortgage, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose except as permitted under the Subordination Agreement and this Agreement, and (iv) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.
                            *  *  *
     9. Section 9.11 Dividends and Redemptions is hereby amended and restated in its entirety as follows:
         Section 9.11 Dividends and Redemptions. No Borrower shall, directly or indirectly, declare or pay any dividends (except for dividends declared and paid from time to time in respect of preferred stock issued and outstanding on the date of this Amendment as set forth on
         Schedule 9.11 hereto and dividends to Perma-Fix from its subsidiaries or to or from subsidiaries of any other Borrower for the purpose of ultimately dividending a like

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         amount to Perma-Fix), on account of any shares of class
         of capital stock of any Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) (other than the redemption of various series of preferred stock of Perma-Fix existing as of the date of this Amendment in an aggregate amount not to exceed $750,000) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

     10. (a) Section 10.1 Events of Default is amended as follows:
     (a)   In Subsection (a), by substituting the phrase "five
     (5)" wherever the phrase "ten (10)" appears; and
     (b)   by adding Subsection (n):
           (n) any party to the Subordination Agreement shall breach any term thereof, or revoke or contest or attempt to revoke or contest any terms or conditions thereof.

     11.   Section 12.1 Term is amended by:
     (a)   deleting the word ". . . hereof . . ." in the second
     line and substituting the words ". . . of the Amendment . . ." therefor in Subsection 12.1(a); and
     (b)   by deleting Parts (i), (ii) and (iii)  of Subsection
     12.1(c) and substituting the following therefor:
                            *  *  *
         Amount         Period
         ______         ______
  (i)    1.5% of Maximum Credit    From the date of the Amendment to and
         including January 14, 2000; and
  (ii)   1.0% of Maximum Credit    From January 15, 2000 to and including
         January 14, 2001.
                            *  *  *
     12.   Exhibit "A", Information Certificate, to the Original
Loan Agreement is hereby replaced by Exhibit "A" to this Amendment.
 II.  Consent.  Subject to the terms and conditions of this
 Amendment and all of the Financing Agreements, Borrower has
 requested that Lender consent, and Lender hereby consents, to the acquisitions of the Shares (as respectively defined in the Stock Purchase Agreements) and notwithstanding the provisions of Section
 9.7 of the Original Loan Agreement, that (i) shares of Common Stock of Perma-Fix shall be issued to the ALS Trust pursuant to the terms of the Stock Purchase Agreements, (ii) Chem-Met, Chem Con and Chem Con-Georgia will hereafter be subsidiaries of Perma-Fix; (iii) the payments to resolve the litigations referred to in Section IV(K) of this Amendment, (iv) the repayment of Charter Bank and the Michigan Strategic Fund of all amounts due such entities set forth on payoff letters heretofore provided to Lender, (v) the continuation of the
 Sun Trust Debt and an increase thereto to repay all amounts due under the Carrier Debt (as such terms are defined in and as required by the Stock Purchase Agreements) (as which Borrowers agree that they shall not increase the amount thereof from that outstanding on the date of this Amendment, and shall upon execution thereof, deliver to Lender true and complete copies of the Sun
 Trust loan documents, and (vi) the issuance of the Guarantees under the Stock Purchase Agreements (but not to the payment of cash or any other consideration thereunder other than the issuance of

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 shares of common stock of Perma-Fix so long as a change of control as provided in 10.(j) does not occur thereby).  The foregoing consents shall be effective in this specific instance only.
 Accordingly, except for such transactions set forth in the
 Transaction Documents, Lender shall have no obligation to (i)
 consent to any departure from the terms and conditions of the Loan Agreement or any other Financing Agreements whether heretofore or hereafter occurring, or (ii) waive any Event of Default occurring under the Loan Agreement or any other Financing Agreement now existing or hereafter occurring, including, without limitation, pursuant to 10.1(j) of the Loan Agreement, in either case, whether arising out of similar or dissimilar transactions to the
 transactions contemplated in the Transaction Documents, or
 otherwise.
 III. Joinder to Loan Agreement and Other Financing Agreements.
      1. (a)   Each Additional Borrower agrees that from and after
      the date of this Amendment, it shall be joined in the Loan
      Agreement as a "borrower" with joint and several liability with each of the other Borrowers and, accordingly, all references to the term "Borrowers" in the Loan Agreement shall have the meaning set forth in this Amendment.
         (b)   Each Additional Borrower acknowledges that it has
         received and reviewed the Original Loan Agreement, a copy of which is annexed to this Amendment as Exhibit "1", and all other Financing Agreements, and agrees to be bound by all of the terms and conditions of the Loan Agreement and all of the other Financing Agreements applicable to the "Borrowers." To this effect, each of the Additional Borrowers acknowledges and agrees that pursuant to
         Section 5 of the Agreement, as of the date of this Amendment, it is granting to the Lender a first priority security interest in and to the Collateral described in the Loan Agreement, whether now owned by it or in which it has an interest, or hereafter acquired, created, or arising, subject only to those liens and security interests expressly permitted by the Loan Agreement.
         (c)   Each Additional Borrower acknowledges and agrees
         that by execution of this Amendment, as of the date of this Amendment and hereafter, it is and shall be making all of the representations and warranties of a Borrower, whether in the Loan Agreement, the other Financing Agreements, or otherwise. To this effect, annexed to this Amendment are Exhibits "A", "B", and "C", and Schedules 8.4, 8.8, 8.9, 8.9, and 9.10, which Exhibits and Schedules are hereby made a part of the sections of the Loan Agreement referencing such Exhibits and Schedules. The Exhibits and Schedules supplement but do not replace the Exhibits and Schedules heretofore delivered to Lender in connection with the Original Loan Agreement.
 IV.  Conditions Precedent.
      1. (a)   Borrower acknowledges and agrees that as a condition
      precedent to the effectiveness of the consent of Lender pursuant to
      Part II of this Amendment or the increase in the amount of the Loans contemplated herein:
         (b) all requisite corporate action and proceedings in connection with this Loan Agreement and the other Financing
      Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;
         (c) no material adverse change shall have occurred in the assets, business or prospects of the Additional Borrowers or the other Borrowers since the date of Lender's latest field examination and no change or event shall have occurred which would

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      impair the ability of Borrowers or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;
      (d) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;
      (e) Lender shall have received, in form and substance satisfactory to Lender, such opinions of counsel to Borrowers and the Seller with respect to the Financing Agreements, the Transaction Documents, and such other matters as Lender may request;
      (f) Lender shall have been named loss payee upon endorsements satisfactory to the Lender under the policies of insurance required to be maintained by each Borrower pursuant to the Loan Agreement and all such policies of insurance shall be reviewed by and be satisfactory to Lender;
      (g) such other Financing Agreements and all instruments and documents hereunder and thereunder as Lender may require shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender;
      (h) Lender shall have received, in form and substance satisfactory to Lender, evidence that the Transaction Documents have been duly executed and delivered by and to the appropriate parties thereto and the transactions contemplated under the terms of the Transaction Documents have been consummated prior to or contemporaneously with the execution of this Amendment;
      (i) Lender shall have received, in form and substance satisfactory to Lender, a pro-forma balance sheet of Borrower reflecting the initial transactions contemplated hereunder, including, without limitation, (i) the consummation of the acquisition of the Purchased Stock by Perma-Fix from Seller and the other transactions contemplated by the Transaction Documents and
      (ii) the Loans provided by Lender to Borrower on the date of this Amendment and the use of the proceeds of the initial Loans as provided herein, accompanied by a certificate, dated of even date herewith, of the chief financial officer of Borrower, stating that such pro-forma balance sheet represents the reasonable, good faith opinion of such officer as to the subject matter thereof as of the date of such certificate;
      (j) Lender shall have received, in form and substance satisfactory to Lender, the agreement of Seller consenting to the collateral assignment by Borrower or any Obligor to Lender of all of Borrower's and such Obligor's rights and remedies and claims for damages and other relief under the Transaction Documents and granting Lender such other rights as Lender may require, duly authorized, executed and delivered by Seller;

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      (k)   Evidence deemed satisfactory to Lender of the
      concurrent final settlement of the litigation in respect of the "Four County Landfill Site," pursuant to the terms of the Stock

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      Purchase Agreements and the payoff and settlement of Chemfix
      Technologies, Inc. litigation.
   2. This Amendment constitutes a part of, and shall be
construed in connection with, the Original Loan Agreement, and all terms, covenants, conditions, representations and warranties shall remain in full force in effect and are incorporated herein by reference as if fully set forth herein. In the event of any inconsistencies between the provisions of this Amendment and elsewhere in the Loan Agreement, the provisions of this Amendment shall in all respects govern and control.
V. Other Matters.
   1. Borrowers are paying Lender a closing fee of $40,000 on or before the date of this Amendment, which fee shall be deemed to be fully earned by Lender upon execution of this Amendment by Lender and Borrowers.
   2. As to contracts with the United States or any subdivision which are in existence as of the date of this Amendment or which may hereafter arise, so long as copies of such contracts have heretofore been delivered to Lender, Lender agrees that Accounts arising thereunder shall be deemed to be Eligible Accounts if such Accounts would otherwise be deemed to be Eligible Accounts but for the fact that the applicable Claims Act provisions have not been complied with, for a period of one hundred and eighty (180) days after the date of this Amendment as to such existing contracts and ninety (90) days from the date of delivery of any hereafter arising contracts. In any event, Borrower agrees to use its best efforts to cause compliance with the Claims Act as soon as practicable. Notwithstanding anything contained herein or otherwise to the contrary, none of the Accounts arising under any such contract shall be Eligible Accounts unless Lender and Borrowers are in compliance with the applicable Claims Act at all times after the applicable ninety (90) or one hundred and eighty (180) day period, as applicable, provided above for compliance with the Claims Act .
   3. Each Borrower certifies to Lender that (after giving
   effect to this Amendment) all representations and warranties of such Borrower contained in the Loan Agreement are, true and correct as of the date of this Amendment, except to the extent such representations and warranties relate solely to an earlier date.
   4. Each Borrower certifies to Lender that (after giving
   effect to this Amendment) no Event of Default under the Loan Agreement, or event which with the passage of time or the giving of notice, or both, would constitute an event of default under the Loan Agreement, has occurred and is continuing.
   5. (a)   In no way in limitation of the provisions of Section
   9.15 of the Loan Agreement, Borrower will pay all out-of-pocket expenses incurred by Lender in connection with the preparation of this Amendment and of the other Financing Agreements, including, all amendments, supplements or modifications hereafter made to any of the foregoing after the date of this Amendment, and the closing of the transactions contemplated herein and therein, including, without limitation, the reasonable fees and expenses of counsel for Lender. In addition, Borrower agrees to pay all documentary stamp taxes, intangible taxes, filing or recording fees required in connection with the borrowings hereunder and creating, perfecting and preserving Lender's security interest in the Collateral.
   6. (a) EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION

   WITH THIS AMENDMENT, THE LOAN AGREEMENT, ALL DOCUMENTS AT ANY TIME MADE IN CONNECTION WITH THIS AMENDMENT, THE LOAN AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN. FURTHER, EACH BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE LENDER NOR THE LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. FINALLY, EACH BORROWER ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.
   7. Each Borrower agrees that it has no off-sets, defenses or counterclaims to the payment of the Obligations or the performance by it under the Loan Agreement or the other Financing Agreements. Further, each Borrower agrees that it has no claims of any nature whatsoever against the Lender, its parent, subsidiaries, affiliates, divisions, officers, directors, employees, agents, stockholders, successors, or assigns arising out of or related to the Obligations, the other Financing Agreements, or otherwise.
   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, sealed and delivered the day and year first above written.
                                      BORROWERS:
                                      PERMA-FIX ENVIRONMENTAL
                                      SERVICES, INC., a Delaware
                                      corporation


                                      By: /s/ Richard T. Kelecy
                                        ______________________________
                                         Richard T. Kelecy, Chief
                                         Financial Officer


                                      INDUSTRIAL WASTE MANAGEMENT, INC.,
                                      a Missouri corporation



                                      By:  /s/ Richard T. Kelecy
                                          _____________________________
                                           Richard T. Kelecy, Chief
                                           Financial Officer


                                      SCHREIBER, YONLEY & ASSOCIATES
                                      (formerly known as Schreiber, Grana
                                      & Yonley, Inc.), a Missouri
                                      corporation

                                      By:  /s/ Richard T. Kelecy
                                         _____________________________
                                          Richard T. Kelecy, Chief
                                          Financial Officer

                                       PERMA-FIX TREATMENT SERVICES, INC.,
                                       an Oklahoma corporation

                                       By: /s/ Richard T. Kelecy
                                           ________________________________
                                            Richard T. Kelecy, Chief
                                            Financial Officer

                                        PERMA-FIX, INC., an Oklahoma
                                        corporation

                                        By: /s/ Richard T. Kelecy
                                           ________________________________
                                             Richard T. Kelecy, Chief
                                             Financial Officer

                                         MINTECH, INC., an Oklahoma
                                         corporation

                                         By: /s/ Richard T. Kelecy
                                            ________________________________
                                              Richard T. Kelecy, Chief
                                              Financial Officer

                                         RECLAMATION SYSTEMS, INC., an
                                         Oklahoma corporation

                                         By:  /s/ Richard T. Kelecy
                                            ________________________________
                                               Richard T. Kelecy, Chief
                                               Financial Officer

                                          PERMA-FIX OF NEW MEXICO, INC.,
                                          a New Mexico corporation

                                          By:  /s/ Richard T. Kelecy
                                             ________________________________
                                                Richard T. Kelecy, Chief
                                                Financial Officer

                                           PERMA-FIX OF FLORIDA, INC.,
                                           a Florida corporation

                                           By: /s/ Richard T. Kelecy
                                              _______________________________
                                                Richard T. Kelecy, Chief
                                                Financial Officer

                                            PERMA-FIX OF MEMPHIS, INC.,
                                            a Tennessee corporation

                                            By: /s/ Richard T. Kelecy
                                               ______________________________
                                                  Richard T. Kelecy, Chief
                                                  Financial Officer

                                             PERMA-FIX OF DAYTON, INC.,
                                             an Ohio corporation

                                             By: /s/ Richard T. Kelecy
                                                ______________________________
                                                  Richard T. Kelecy, Chief
                                                  Financial Officer

                                             PERMA FIX OF FT. LAUDERDALE, INC.,
                                             a Florida corporation

                                             By:  /s/ Richard T. Kelecy
                                                ________________________________
                                                  Richard T. Kelecy, Chief
                                                  Financial Officer

                                             CHEM-MET SERVICES, INC.,
                                             a Michigan corporation

                                             By: /s/ Richard T. Kelecy
                                                ________________________________
                                                Name:  Richard T. Kelecy
                                                Title: Chief Financial Officer

                                             CHEMICAL CONSERVATION OF GEORGIA,
                                             INC., a Georgia corporation

                                             By: /s/ Richard T. Kelecy
                                                ______________________________
                                                Name:  Richard T. Kelecy
                                                Title: Chief Financial Officer


                                             CHEMICAL CONSERVATION CORPORATION,
                                             INC., a Florida corporation

                                             By: /s/ Richard T. Kelecy
                                                ________________________________
                                                Name:  Richard T. Kelecy
                                                Title: Chief Financial Officer


                                             LENDER:
                                             CONGRESS FINANCIAL CORPORATION
                                             (FLORIDA)

                                             By:
                                                ______________________________
                                                Name:
                                                Title:
30060595v6